Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan of our report dated May 10, 2012, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended February 29, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

November 12, 2012